Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Virginia Dividend Advantage Municipal Fund

811-09469


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 15, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to December 16, 2012.

A special meeting of shareholders was held in the offices of Nuveen Investments on April 5, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization.


Voting results for the annual meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the
fundamental policies relating to the Funds ability to make loans.


   For
            2,484,871
            1,062,264
   Against
                 65,677
                 12,421
   Abstain
                 71,656
                 16,400
   Broker Non-Votes
               692,955
               295,950
      Total
            3,315,159
            1,387,035



To approve the new fundamental policy
relating to the Funds ability to make
loans.


   For
            2,478,036
            1,053,764
   Against
                 72,027
                 20,921
   Abstain
                 72,141
                 16,400
   Broker Non-Votes
               692,955
               295,950
      Total
            3,315,159
            1,387,035

Voting results for the special meeting are as follows:

<c> Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the Agreement and Plan of
Reorganization.


   For
            2,937,445
            1,183,862
   Against
                 86,718
                 16,661
   Abstain
                 43,561
                 12,500
      Total
            3,067,724
            1,213,023






Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on October 14, 2011, under Conformed Submission Type DEF 14A, accession number 0000950123-11-090091.

Proxy materials for the special meeting are herein incorporated by reference to the SEC filing on January 24, 2012, under Conformed Submission Type N 14 8C/A, accession number 0001193125-12-021957.